UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):

April 29, 2013

DEX MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35895	46-0821335
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed, on March 18, 2013, Dex One Corporation (“Dex One”) and all of its subsidiaries filed voluntary bankruptcy petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) for reorganization under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).  Concurrently with filing the bankruptcy petitions, Dex One and its subsidiaries filed and requested confirmation of a Joint Prepackaged Chapter 11 Plan (as modified and supplemented, the “Dex One Prepackaged Plan”), seeking to effect the merger and related transactions contemplated by the Amended and Restated Merger Agreement, dated as of December 5, 2012 (the “Merger Agreement”), by and between SuperMedia Inc. (“SuperMedia”), Dex One, Newdex, Inc. (“Newdex”), and Spruce Acquisition Sub, Inc. (“Spruce”).  Also on March 18, 2013, SuperMedia and all of its domestic subsidiaries filed separate voluntary bankruptcy petitions in the Bankruptcy Court, seeking approval of SuperMedia’s separate prepackaged plan of reorganization (together with the Dex One Prepackaged Plan, the “Prepackaged Plans”).

On April 29, 2013, the Bankruptcy Court held a hearing and entered separate orders confirming the Prepackaged Plans.  On April 30, 2013 (the “Effective Date”), SuperMedia and Dex One (1) consummated the transactions contemplated by the Merger Agreement, including (a) the amendment and restatement of SuperMedia’s senior secured credit facility, (b) the merger of Dex One with and into Newdex (the “Dex Merger”), with Newdex continuing as the surviving corporation and changing its name to Dex Media, Inc. (“Dex Media”), (c) the merger of SuperMedia with and into Spruce (together with the Dex Merger, the “Merger”), with SuperMedia surviving as a wholly owned subsidiary of Dex Media, and (d) the amendment and restatement of the credit facilities of R.H. Donnelley Inc., Dex Media West, Inc., and Dex Media East, Inc., (2) otherwise effected the transactions contemplated by the Prepackaged Plans, and (3) emerged from Chapter 11 protection.

Item 1.01              Entry into a Material Definitive Agreement.

Dex One Amended and Restated Senior Secured Term Loan Agreements

In connection with the consummation of the Prepackaged Plans and the Merger, on the Effective Date, Dex Media entered into three amended and restated loan agreements (the “Dex One Amended and Restated Credit Facilities”), for each of Dex Media East, Inc. (“DME”), Dex Media West, Inc. (“DMW”) and R.H. Donnelley Inc. (“RHDI”) with named financial institutions and JPMorgan Chase Bank, N.A. as administrative agent and collateral agent under the DME and DMW credit facilities, and Deutsche Bank Trust Company Americas as administrative agent and collateral agent under the RHDI credit facility.  The administrative agents and such financial institutions were the administrative agents and the lenders under Dex One’s respective pre-existing senior secured credit facilities.

Among other things, the Dex One Amended and Restated Credit Facilities extended the maturity of Dex Media’s senior secured term loans by approximately 26 months from October 24, 2014 to December 31, 2016.  In addition, the Dex One Amended and Restated Credit Facilities require quarterly amortization payments of principal. Interest is paid (1) with respect to any base rate loan, quarterly, and (2) with respect to any Eurodollar loan, on the last day of the interest period applicable to such borrowing (with certain exceptions for interest periods of more than three months), at each respective borrower’s option as follows:

•                  Amended and Restated RHDI Credit Facility:

•                        The highest (subject to a floor of 4.00%) of (1) the prime rate, (2) the federal funds effective rate plus 0.50%, and (3) one month adjusted LIBO rate plus 1.00%, in each case as in effect on such date plus an interest rate margin for base rate loans. The interest rate margin for base rate loans will be 5.75% per annum; or

•                        The higher of (1) adjusted LIBO rate and (2) 3.00%, in each case plus an interest rate margin for Eurodollar loans. The interest rate margin for Eurodollar loans will be 6.75% per annum. RHDI may elect interest periods of one, two, three or six months for Eurodollar borrowings.

•                  Amended and Restated DME Credit Facility:

•                        The highest (subject to a floor of 4.00%) of (1) the prime rate, (2) the federal funds effective rate plus 0.50% and (3) one month adjusted LIBO rate plus 1.00%, in each case as in effect on such date plus an interest rate margin for base rate loans. The interest rate margin for base rate loans will be 2.00% per annum; or

•                        The higher of (1) adjusted LIBO rate and (2) 3.00%, in each case plus an interest rate margin for Eurodollar loans. The interest rate margin for Eurodollar loans will be 3.00% per annum. DME will be able to elect interest periods of one, two, three or six months for Eurodollar borrowings.

•                  Amended and Restated DMW Credit Facility:

•                        The highest (subject to a floor of 4.00%) of (1) the prime rate, (2) the federal funds effective rate plus 0.50% and (3) one month adjusted LIBO rate plus 1.00%, in each case as in effect on such date plus an interest rate margin for base rate loans. The interest rate margin for base rate loans will be 4.00% per annum; or

•                        The higher of (1) adjusted LIBO rate and (2) 3.00%, in each case plus an interest rate margin for Eurodollar loans. The interest rate margin for Eurodollar loans will be 5.00% per annum. DMW may elect interest periods of one, two, three or six months for Eurodollar borrowings.

SuperMedia Amended and Restated Senior Secured Term Loan Agreement

In connection with the consummation of the Prepackaged Plans and the Merger, on the Effective Date, SuperMedia entered into a Loan Agreement (the “SuperMedia Amended and Restated Credit Facility,” together with the Dex One Amended and Restated Credit Facilities, the “Amended and Restated Credit Facilities”) with named financial institutions and JPMorgan Chase Bank, N.A. as administrative agent and collateral agent.  The administrative agent and such financial institutions were the administrative agent and the lenders under SuperMedia’s pre-existing senior secured credit facility.

Among other things, the SuperMedia Amended and Restated Credit Facility extended the maturity date of SuperMedia’s senior secured term loans by one year from December 31, 2015 to December 31, 2016 and increased the interest rate on outstanding term loans to a floor of 11.6%.  In addition, the SuperMedia Amended and Restated Credit Facility requires (1) with respect to any base rate loan, quarterly interest payments, and (2) with respect to any Eurodollar loan, interest payments on the last day of the interest period applicable to such borrowing, at SuperMedia’s option, at either:

•                        with respect to base rate loans, the highest of (1) the prime rate, (2) the federal funds effective rate plus 0.50%, and (3) one month LIBO rate (subject to a floor of 3.00%)

plus 1.00%, in each case as in effect on such date plus an interest rate margin of 7.60%; or

•                        with respect to Eurodollar loans, the higher of (1) adjusted LIBO rate in effect for the applicable interest period and (2) 3.00%, in each case plus an interest rate margin of 8.60%. SuperMedia may elect interest periods of one, two or three months for Eurodollar borrowings.

The Amended and Restated Credit Facilities Generally

The obligations under the Amended and Restated Credit Facilities are guaranteed, with certain exceptions, by each of the respective borrower’s subsidiaries and are secured by a lien on substantially all of such borrower’s and such subsidiaries’ tangible and intangible assets, including a pledge of the stock of their respective subsidiaries, as well as a mortgage on specified real property, if any, subject in each case to specified exceptions.  In addition, the obligations under the Amended and Restated Credit Facilities are (1) secured and guaranteed by certain subsidiaries of Dex Media pursuant to a shared guaranty and collateral agreement and (2) guaranteed by the other borrowers under the Amended and Restated Credit Facilities pursuant to a subordinated guarantee agreement.

The above summary of the Amended and Restated Credit Facilities is qualified in its entirety by reference to the text of the Amended and Restated RHDI Credit Facility, the Amended and Restated DME Credit Facility, the Amended and Restated DMW Credit Facility and the Amended and Restated SuperMedia Credit Facility, copies of which are included as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.  Such exhibits are incorporated herein by reference.

Supplemental Indenture

On April 30, 2013, Dex One, Newdex and The Bank of New York Mellon, as trustee (the “Trustee”) under the indenture governing Dex One’s 12%/14% Senior Subordinated Notes due 2017 (the “Dex One Notes”), entered into the First Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated January 29, 2010 (the “Indenture”), among Dex One and the Trustee.  Pursuant to the Supplemental Indenture, Dex Media assumed all of the obligations of Dex One with respect to the Indenture and the Dex One Notes pursuant to the Indenture.  This description of the Supplemental Indenture is qualified in its entirety by reference to the text of the Supplemental Indenture, a copy of which is included as Exhibit 10.5 to this Current Report on Form 8-K.  Such exhibit is incorporated herein by reference.

Shared Services Agreement

Concurrently with the consummation of the Prepackaged Plans and the Merger, on the Effective Date, Dex Media and specified subsidiaries, including SuperMedia and its subsidiaries, entered into an Amended and Restated Shared Services Agreement (the “Shared Services Agreement”).  Pursuant to the terms of the Shared Services Agreement, Dex One Service LLC, a direct, wholly owned subsidiary of Dex Media, and SuperMedia LLC, a direct, wholly owned subsidiary of SuperMedia, will provide specified services to Dex Media and all of its direct and indirect subsidiaries or pay for services provided by other entities.  Such services will include, among other things, human resources, legal, billing and information technology services.  Dex One Service LLC will allocate costs between the Dex One entities and the SuperMedia entities based on the relative proportions of prior year net revenues.

Entities receiving such services will be charged as follows: (1) to the extent the cost of providing such service can be directly attributed to a particular entity, such entity will be charged that amount, and (2) to the extent the service provider provides a service that benefits multiple entities and the cost of such service cannot be directly attributable to a particular entity (e.g., overhead), each entity benefiting from such service will be charged a share of such cost approximately equal to the quotient of such entity’s net revenue for the preceding calendar year divided by the total net revenue of all the entities benefiting from such service. To the extent SuperMedia LLC both provides and receives services to the other parties to the Shared Services Agreement, it will be credited the amounts it has paid to provide such services, which will be netted against its charges for services received.  Costs associated with the Shared Services Agreement will be captured and billed no less than each month.  It is expected that once the integration of SuperMedia and the other Dex Media subsidiaries is complete, SuperMedia LLC will no longer be a provider of services to Dex Media and its subsidiaries.

The above summary of the Shared Services Agreement is qualified in its entirety by reference to the text of the Shared Services Agreement, a copy of which is included as Exhibit 10.6 to this Current Report on Form 8-K.  Such exhibit is incorporated herein by reference.

Dex Tax Sharing Agreement

On April 30, 2013, Dex Media and Dex One’s former corporate subsidiaries entered into an amended and restated tax sharing agreement (the “Dex Tax Sharing Agreement”) that governs the respective rights, responsibilities and obligations of the Dex One subsidiaries with respect to tax liabilities and benefits, tax attributes, tax contests and other tax matters regarding income taxes, other taxes and related tax returns. The Dex Tax Sharing Agreement provides, among other things, that the Dex One subsidiaries are required to make payments to Dex One Service LLC (as agent of Dex Media) in an amount calculated to approximate the amount of tax liability such entity would have owed if it filed a separate corporate tax return. In general, if any taxable income (excluding any income as a result of cancellation of indebtedness income) of Dex Media or its subsidiaries for U.S. federal income tax purposes is offset or reduced as a result of utilization of a tax asset (such as a net operating loss) of Dex Media’s other corporate subsidiaries, such party is required to pay the Dex Media subsidiary (through Dex One Service LLC) that generated the tax asset in an amount equal to 50% of the tax benefit received by such party.

The above summary of the Dex Tax Sharing Agreement is qualified in its entirety by reference to the text of the Tax Sharing Agreement, a copy of which is included as Exhibit 10.7 to this Current Report on Form 8-K.  Such exhibit is incorporated herein by reference.

SuperMedia - Dex Tax Sharing Agreement

Concurrently with the consummation of the Prepackaged Plans and the Merger, on the Effective Date, Dex Media and specified subsidiaries, including SuperMedia and its subsidiaries, entered into a Tax Sharing Agreement (the “SuperMedia-Dex Tax Sharing Agreement”) that governs the respective rights, responsibilities, and obligations of SuperMedia and its subsidiaries with respect to tax liabilities and benefits, tax attributes, tax contests, and other tax matters regarding income taxes, other taxes, and related tax returns.  The SuperMedia-Dex Tax Sharing Agreement provides, among other things, that SuperMedia and its subsidiaries are required to make payments to Dex One Service LLC (as agent of Dex Media) in an amount calculated to approximate the amount of tax liability such entity would have owed if it filed a separate corporate tax return.  In general, if any taxable income (including any income as a result of cancellation of indebtedness income, whether taxable or not) of SuperMedia and/or its subsidiaries for U.S. federal income tax purposes is offset or reduced as a result of utilization of a tax asset (such as a net operating loss) of Dex Media’s other subsidiaries, such party is required to pay the Dex Media subsidiary (through Dex One Service LLC) that generated the tax asset in an amount equal to 75% of the tax benefit received by such party.

The above summary of the SuperMedia-Dex Tax Sharing Agreement is qualified in its entirety by reference to the text of the SuperMedia-Dex Tax Sharing Agreement, a copy of which is included as Exhibit 10.8 to this Current Report on Form 8-K.  Such exhibit is incorporated herein by reference.

Item 1.03              Bankruptcy or Receivership.

As set forth in the Introduction section of this Current Report on Form 8-K, on April 29, 2013, the Bankruptcy Court entered an order confirming the Dex One Prepackaged Plan.

General; Claims and Interests

The Dex One Prepackaged Plan provides for the discharge of claims and interests primarily through the (1) issuance of shares of Dex Media common stock to Dex One’s stockholders, (2) entry into the Dex One Amended and Restated Credit Facilities and (3) payment of cash. Specifically, holders of Dex One common stock received shares of Dex Media common stock as further described in Item 3.03 below. Holders of allowed claims under Dex One’s pre-existing senior secured credit facilities received a portion of the loans under the Dex One Amended and Restated Credit Facilities. Holders of allowed general unsecured claims will be paid in full in cash in the ordinary course of business. Intercompany interests are left unaltered. Holders of allowed administrative claims, allowed secured tax claims, allowed other secured claims, allowed priority tax claims, allowed other priority claims and allowed professional claims will be paid in full in cash in the ordinary course of business from cash on hand and from Dex Media’s existing assets, or reinstated, as applicable.

Assets and Liabilities

As of March 31, 2013, the total assets of Dex One were approximately $2,658,817,000 and the total liabilities of Dex One were approximately $2,676,529,000.

The above summary is qualified in its entirety by reference to the full text of the Dex One Prepackaged Plan, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.  Such exhibit is incorporated herein by reference. The information regarding the treatment of Dex One common stock set forth in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.03.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On the Effective Date, pursuant to the Merger Agreement, SuperMedia and Dex One effected the transactions contemplated by the Merger Agreement, including (a) the Dex Merger, with Newdex continuing as the surviving corporation and changing its name to Dex Media, and (b) the merger of SuperMedia with and into Spruce, with SuperMedia surviving as a wholly owned subsidiary of Dex Media.

Pursuant to the terms of the Merger Agreement, on the Effective Date, each outstanding share of Dex One common stock (other than shares held by SuperMedia, Dex One, Newdex or any of their respective subsidiaries) was converted into the right to receive 0.2 fully paid and nonassessable shares of Dex Media common stock (the “Dex Merger Consideration”).  To the extent that Dex One’s closing stock price on the Effective Date was less than the strike price (in the case of options) or the base price (in the case of stock appreciation rights), outstanding Dex One stock options and stock appreciation rights were cancelled as of the Effective Date with the holders thereof receiving no shares of Dex Media common stock in return.  All other outstanding Dex One equity awards were generally converted into Dex Media common stock or, in the case of options, fully vested options to purchase shares of Dex Media common stock, after giving effect to the exchange ratio.

In addition, pursuant to the terms of the Merger Agreement, on the Effective Date, each outstanding share of SuperMedia common stock (other than shares held by SuperMedia, Dex One,

Newdex or any of their respective subsidiaries) was converted into the right to receive 0.4386 shares of Dex Media common stock (the “SuperMedia Merger Consideration”).  Outstanding SuperMedia stock options were cancelled as of the Effective Date and, to the extent that SuperMedia’s closing stock price on Effective Date exceeded the option strike price, were settled in cash.  All other outstanding SuperMedia equity awards were generally converted into Dex Media common stock, after giving effect to the exchange ratio.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Dex One with the Securities and Exchange Commission (the “SEC”) on December 6, 2012, and is incorporated by reference herein.  The information set forth in the Introduction section and Items 5.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Amended and Restated Credit Facilities and the Supplemental Indenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03                                           Material Modification to Rights of Securities Holders.

Pursuant to the terms of the Merger Agreement, on the Effective Date, (i) each outstanding share of Dex One common stock (other than shares held by SuperMedia, Dex One, Newdex or any of their respective subsidiaries) was converted into the right to receive the Dex Merger Consideration, and (ii) each outstanding share of SuperMedia common stock (other than shares held by SuperMedia, Dex One, Newdex or any of their respective subsidiaries) was converted into the right to receive the SuperMedia Merger Consideration, as further described above in Item 2.01.  As of the Effective Date, holders of Dex One common stock ceased to have any rights as Dex One stockholders other than the right to receive the Dex Merger Consideration, and holders of SuperMedia common stock ceased to have any rights as SuperMedia stockholders other than to receive the SuperMedia Merger Consideration.  The information set forth in Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

The foregoing description is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Dex One with the SEC on December 6, 2012, and is incorporated herein by reference.

Item 5.01                                           Change in Control of the Registrant.

As a result of the consummation of the Merger, Dex One merged with and into Newdex, with Newdex as the surviving corporation and changing its name to Dex Media, Inc.  The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Effective as of May 1, 2013, in connection with the Merger, each member of the board of directors of Dex Media was removed pursuant to the terms of the Merger Agreement and replaced by Jonathan B. Bulkeley, Thomas D. Gardner, Richard K. Kuersteiner, W. Kirk Liddell, Peter J. McDonald, Mark A. McEachen, Thomas S. Rogers, Alan F. Schultz, John Slater and Douglas D. Wheat.  The Dex Media board of directors also created a Compensation and Benefits Committee, comprised of Messrs. McEachen, Gardner, Kuersteiner and Rogers; an Audit and Finance Committee, comprised of Messrs. Liddell, Bulkeley, and Gardner, with Messrs. Liddel and Bulkeley having been designated “audit committee financial experts” as defined by Item 407(d)(5) of Regulation S-K; and a Corporate Governance Committee, comprised of Messrs. Wheat, Slater, McEachen and Kuersteiner.

Jonathan B. Bulkeley, age 52, founded Blue Square Capital Management, LLC in March 2009 and has served as its Chief Investment Officer since inception. Blue Square Capital Management, LLC operates the Blue Square Small Cap Value Fund, a hedge fund investing in global small and micro cap equities. Mr. Bulkeley also served as Chief Executive Officer of Scanbuy Inc., a global leader in visual navigation for the wireless industry, from March 2006 to August 2010. Mr. Bulkeley also previously has served as Chief Executive Officer of barnesandnoble.com, and Chairman and Chief Executive Officer of Lifeminders, an online direct marketing company. Mr. Bulkeley served as a director of Dex One from January 2010 until the Merger and currently serves on the board of Spark Networks, Inc. During the past five years, Mr. Bulkeley has also been a director of The Reader’s Digest Association, Inc. and Excelsior LaSalle Property Fund, Inc. Mr. Bulkeley brings management and operational experience with companies in all phases of business development to the Dex Media board of directors.

Thomas D. Gardner, age 55, served as a director of SuperMedia from December 31, 2009 until the Merger. He is a trustee for Guideposts, and previously served as a trustee for Northern Westchester Hospital and Reader’s Digest Foundation. He served as executive vice president of Reader’s Digest Association, Inc. from 2006 to 2007, and was president of Reader’s Digest International from 2003 to 2007. Prior to holding those positions, he held numerous other positions with Reader’s Digest Association, Inc. from 1992 to 2007, including president, North American Books and Home Entertainment; president, global marketing; senior vice president, corporate strategy and U.S. new business development; vice president, marketing, Reader’s Digest USA; and director, corporate planning. From 1989 to 1992, Mr. Gardner was a management consultant for McKinsey & Co. Other experience includes time with General Foods Corporation in product management, desserts division, and with Yankelovich, Skelly and White, Inc., industrial and corporate communications division, in project management. Mr. Gardner brings significant experience in the publishing industries, including his several senior positions at Reader’s Digest and an in-depth understanding of the opportunities and challenges associated with Dex Media’s business to the Dex Media board of directors.

Richard L. Kuersteiner, age 73, served as Associate General Counsel for Franklin Resources, Inc., a global investment management organization known as Franklin Templeton Investments until his retirement in 2012. Mr. Kuersteiner has served in various capacities at Franklin Resources, Inc., since 1990, including Director of Restructuring, Managing Corporate Counsel and Associate General Counsel. He has served as an officer of virtually all of the Franklin Templeton funds. Mr. Kuersteiner served as a Dex One director from January 2010 until the Merger. Mr. Kuersteiner brings experience in complex restructuring transactions and the perspective of large institutional investors to the Dex Media board of directors.

W. Kirk Liddell, age 63, has served as President, Chief Executive Officer and Director of Irex Corporation, the parent corporation of a specialty contracting network serving commercial, industrial, marine and residential customers, since 1984. Prior to joining Irex Corporation, Mr. Liddell was an associate at Covington & Burling in Washington, D.C., where he practiced corporate law with a focus on bank regulation, securities and antitrust. Mr. Liddell served as a Dex One director from January 2010 until the Merger. Mr. Liddell brings operational experience as the chief executive of a company directly interfacing with local businesses and consumers to the Dex Media board of directors.

Peter J. McDonald, age 62, was SuperMedia’s president and chief executive officer and served as a director of SuperMedia from December 2010 until the Merger. From October 4, 2010 until December 9, 2010, Mr. McDonald served as SuperMedia’s interim chief executive officer. Prior to joining SuperMedia, Mr. McDonald held various positions at R.H. Donnelley Corporation (known prior to the Merger as Dex One Corporation), including as president and chief operating officer from 2004 through 2008. From 2002 to 2008, Mr. McDonald served as senior vice president and president of Donnelley Media. Mr. McDonald served as a director of R.H. Donnelley between 2001 and 2002. Previously, Mr. McDonald served as president and chief executive officer of SBC Directory Operations, a publisher of yellow pages directories, from 1999 to 2000. He was president and chief executive officer of Ameritech Publishing’s yellow pages business from 1994 to 1999, when Ameritech was acquired by SBC. Prior to that, Mr. McDonald was president and chief executive officer of DonTech and served in a variety of sales positions at R.H. Donnelley, after beginning his career at National Telephone Directory Corporation. He is also a past vice chairman of the Yellow Pages Association. Mr. McDonald’s over 35 years of experience in the yellow pages directory advertising and publication industry give him unique knowledge of the opportunities and challenges associated with Dex Media’s business.  Mr. McDonald’s familiarity with Dex Media’s business and industry and the various market participants provides invaluable insight and advice to Dex Media’s board of directors.

Mark A. McEachen, age 55, has served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Freedom Communications, Inc., a media company with broadcast television and print publishing business segments, since April 2010. From May 2009 to April 2010, Mr. McEachen served as Freedom’s Senior Vice President and Chief Financial Officer. Freedom filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code on September 1, 2009 and emerged from bankruptcy protection under a confirmed plan of reorganization on April 30, 2010. From February 2008 to May 2009 Mr. McEachen served as Chief Financial Officer of Fabrik, Inc., a designer, manufacturer and marketer of online services solutions. Prior to that, Mr. McEachen served as interim Chief Executive Officer and Chief Operating and Financial Officer of BridgeCo Inc., a digital entertainment networking company. Mr. McEachen served as a Dex One director from January 2010 until the Merger. Mr. McEachen brings to the Board experience as the chief operating and financial officer of a diversified media company facing many of the same economic and marketplace challenges as Dex Media. Mr. McEachen also has financial and operating experience with digital businesses.

Thomas S. Rogers, age 58, served as a director of SuperMedia from 2006 until the Merger. Mr. Rogers currently serves as president and chief executive officer of TiVo Inc., a provider of television-based interactive and entertainment services, a position he has held since July 2005. He also currently serves on the board of directors of TiVo Inc. Mr. Rogers previously served as chairman of the board of Teleglobe International Holdings, Ltd., a provider of international voice, data, internet and mobile roaming services, from November 2004 to February 2006. He also has served as chairman of TRget Media LLC, a media industry investment and operations advisory firm, since July 2003. Mr. Rogers served as the senior operating executive for media and entertainment for Cerberus Capital Management, a large private equity firm, from 2004 to July 2005. Prior to holding that position, he served as chairman and chief executive officer of Primedia, Inc., a print, video and online media company, from October 1999 to April 2003. From January 1987 until October 1999, Mr. Rogers held positions with National Broadcast Company, Inc., including president of NBC Cable and executive vice president. As president and chief executive officer of a public company, Mr. Rogers has significant exposure to the opportunities and challenges associated with Dex Media’s business. Additionally, his service on other public company boards allows Dex Media to leverage his experiences with, among other things, appropriate oversight and corporate governance matters. Mr. Gardner’s experience in the publishing industries, including his several senior positions at Reader’s Digest, gives him an understanding of the opportunities and challenges associated with Dex Media’s business to the Dex Media board of directors.

Alan F. Schultz, age 53, currently serves as non-executive Chairman of the Board of Valassis Communications, Inc., a marketing services company, following his retirement as President and Chief Executive Officer effective December 31, 2011. From 1998 through December 2011, Mr. Schultz served as Chairman, President and Chief Executive Officer of Valassis. Mr. Schultz served as a Dex One director from May 2005 until the Merger and currently serves on the board of Valassis Communications, Inc. Mr. Schultz brings experience as the chief executive officer of a publicly-held marketing services company servicing both national and local businesses to the Dex Media board of directors. Dex One’s longest tenured director prior to the Merger, Mr. Schultz also has significant experience with the Dex Media’s business and industry.

John Slater, age 39, served as a director of SuperMedia from January 2010 until the Merger. He currently serves as a senior vice president at Paulson & Co. Inc. where he focuses on investments in the media, telecom and technology sectors. Mr. Slater joined Paulson in January 2009. Previously, he was a vice president at Lehman Brothers and Barclays Capital where he worked from 2004 to 2008 in the global trading strategies group focusing on investments in the media and other sectors. Prior to Lehman, he was senior director, finance and strategy at NextSet Software Inc., a financial trading systems software vendor. He started his career as an associate consultant at Burlington Consultants, a strategy consultancy based in London.  Mr. Slater brings leadership, financial experience and a background in the media, telecom and technology industries to the Dex Media board of directors. Mr. Slater’s exposure to companies in the media, telecom and technology industries provides valuable insight to the Dex Media board regarding industry trends that affect Dex Media.

Douglas D. Wheat, age 62, served as chairman of the SuperMedia board of directors from July 2010 until the Merger. From October 2010 to December 2010, he served as executive chairman of the SuperMedia board of directors. He currently serves as chairman of AMN Healthcare Services, Inc., one of the leading temporary healthcare staffing companies in the world. Mr. Wheat previously served as a director of Playtex Products, Inc. from 1995 to 2007 (including serving as its chairman from 2004 to 2006). Mr. Wheat has served as a member of the boards of directors of Dr. Pepper/Seven-Up Companies, Inc., Thermadyne Industries, Inc., Sybron International Corporation, Smarte Carte Corporation, Nebraska Book Corporation, and ALC Communications Corporation. Since 2008, he has served as managing Partner of Southlake Equity Group (formerly Challenger Equity Group), a private investment firm. Prior to Southlake Equity Group, he served as president of Haas Wheat & Partners, a private investment firm specializing in strategic equity investments and leveraged buyouts of middle market companies from 1992 to 2006. Mr. Wheat also held various leadership and senior management positions at Grauer & Wheat and Donaldson Lufkin & Jenrette Securities Corporation earlier in his career.  Mr. Wheat brings experience with practices of public company boards, critical knowledge with respect to, among other things, appropriate oversight and related actions utilized in the board environment, including concerning corporate governance matters, to the Dex Media board of directors.

Executive Officers

On April 30, 2013, Alfred T. Mockett, then Chief Executive Officer and President; Gregory W. Freiberg, then Executive Vice President and Chief Financial Officer; Sylvester Johnson, then Vice President - Controller and Chief Accounting Officer; Richard J. Hanna, then Executive Vice President - Sales and Marketing; and Mark W. Hianik, then Senior Vice President, General Counsel & Chief Administrative Officer, each tendered their resignation as officers and directors of Dex One and its subsidiaries in connection with the Merger.

Also on April 30, 2013, the Dex Media board of directors appointed Peter J. McDonald as President and Chief Executive Officer, Samuel D. Jones as Executive Vice President - Chief Financial Officer, Frank P. Gatto as Executive Vice President - Operations, Del Humenik as Executive Vice President - Sales and Cody Wilbanks as Executive Vice President - General Counsel and Secretary.

Peter J. McDonald, age 62, was SuperMedia’s President and Chief Executive Officer and served on SuperMedia’s board of directors from December 2010 until the Merger.  For more information on Mr. McDonald, please see above.

Samuel D. Jones, age 49, was Executive Vice President—Chief Financial Officer and Treasurer of SuperMedia from September 2008 until the Merger. Mr. Jones was responsible for SuperMedia’s financial operations and was also the primary liaison with the investment community, responsible for investor relations programs; strategic communications with shareholders, both institutional and individual; and leading the mergers and acquisitions team in financially beneficial transactions. Prior to his joining SuperMedia, he served as acting Chief Financial Officer and Treasurer from November 2007 to September 2008. Mr. Jones also served as Executive Director—Financial Reporting and Analysis and Mergers and Acquisitions for Verizon Information Services (VIS) from 2002 to 2006. Prior to holding that position, Mr. Jones served as Executive Director—Sales Support for VIS’ international operations from 2000 to 2002. Mr. Jones began his career as Manager—Cost Accounting for GTE Southwest. He advanced through positions of increasing responsibility including, Manager—Regulatory Accounting for GTE Central and Director—General Accounting and Financial Reporting for GTE Directories.

Frank P. Gatto, age 58, was Executive Vice President—Operations of SuperMedia from June 2008 until the Merger with responsibility for SuperMedia’s operations functions, including billing and collections; customer care; information technology for print products; Headquarter marketing and strategic planning; sales operations; production and publishing; printing; and directory distribution. He served as acting Chief Executive Officer from February 2008 through June 2008. Prior to joining SuperMedia, he served as President of the Northeast region of the United States from 2005 to 2008. Mr. Gatto also served as Senior Vice President—Operations Support from 2001 to 2005 for Verizon Information Services. Before joining SuperMedia, he served as Vice President—Finance and Chief Financial Officer of the Puerto Rico Telephone Company from 1999 to 2001. Mr. Gatto began his company career in 1978 and advanced through several positions including Assistant Vice President—Investment and Strategic Planning for GTE Service Corp., Vice President—Finance and Planning for GTE Airfone and Director—Budgets and Plans for GTE Wireless.

Del Humenik, age 51, was Executive Vice President Sales—East of SuperMedia from November 2010 until the Merger with responsibility for ensuring that SuperMedia provides local businesses in the eastern United States with effective Yellow Pages, local search, and direct mail advertising tailored to their specific needs. He previously served as Senior Vice President—Sales & Marketing for Paychex Inc. from 2009 to 2010. Prior to his role at Paychex Inc., Mr. Humenik served as Senior Vice President and General Manager for R.H. Donnelley Corporation from 2004 to 2008. Prior to 2004, he was employed by SuperMedia’s predecessor companies for nearly 20 years, holding various sales management and executive positions.

Cody Wilbanks, age 59, was SuperMedia’s Corporate Secretary from August 2008 until the Merger and Executive Vice President—General Counsel from September 2008 until the Merger. In addition, he served as acting Executive Vice President—General Counsel from April 2008 through August 2008. Mr. Wilbanks had responsibility for SuperMedia’s legal, public policy, government relations, compliance and security functions. He also served as Vice President, Associate General Counsel—Commercial Transactions from 2006 to 2008. From 1987 through 2006, Mr. Wilbanks was employed by Verizon Communications Inc. and its predecessor GTE Incorporated, in the legal departments of various business units, including GTE Southwest Inc., GTE Telephone Operations World Headquarters, GTE Airfone Inc., and GTE Communications Corp. He successfully served in a number of increasingly responsible positions across a broad range of legal disciplines, including Vice President—General Counsel of Airfone.

Indemnification of Directors and Officers

Dex Media has entered into, or will enter into in the near future, individual indemnification agreements with each member of Dex Media’s board of directors and each of its senior officers.  The indemnification agreements are intended to assure that Dex Media’s directors and senior officers are indemnified to the maximum extent permitted under applicable law. Each individual indemnification agreement is, or will be, in substantially the form included as Exhibit 10.9 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 29, 2013, the certificate of incorporation of Newdex was amended and restated in its entirety to reflect the terms of Dex Media’s certificate of incorporation after consummation of the Merger.

Pursuant to the Merger Agreement, on the Effective Date, the certificate of incorporation and bylaws of Dex Media were each amended and restated in their entirety. In the case of the certificate of incorporation, the effect of this amendment and restatement was to effect the change of Newdex’s name to Dex Media, Inc.  In the case of the bylaws, the effect of this amendment and restatement was to reflect the terms of Dex Media’s bylaws after consummation of the Merger.  The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of Dex Media are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired

Dex Media will file any financial statements required by Item 9.01(a) as an amendment to this Form 8-K no later than 75 days following April 30, 2013.

(b)   Pro Forma Financial Information

Dex Media will file any pro forma financial information required by Item 9.01(b) as an amendment to this Form 8-K no later than 75 days following April 30, 2013.

(d) Exhibits

Exhibit No.	Description
2.1

Amended and Restated Plan of Merger by and among SuperMedia, Inc., Dex One Corporation, Newdex, Inc., and Spruce Acquisition Sub, Inc., dated December 5, 2012* (incorporated by reference to the registrant’s Current Report on Form 8-K, filed on December 6, 2012).

3.1	Amended and Restated Certificate of Incorporation of Dex Media, Inc.
3.2	Amended and Restated Bylaws of Dex Media, Inc.
10.1

Fourth Amended and Restated Credit Agreement by and among Dex Media, Inc., R.H. Donnelley Inc. as Borrower, the lenders party thereto, Deutsche Bank Trust Company Americas as Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A. as Syndication Agent, Deutsche Bank Trust Company Americas as Syndication Agent and Deutsche Bank Securities Inc and J.P. Morgan Securities LLC as Joint Lead Arrangers and Joint Bookrunners, dated April 30, 2013.

10.2

Amended and Restated Credit Agreement by and among Dex Media, Inc., Dex Media Holdings, Inc., Dex Media East, Inc. as Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent, Deutsche Bank Trust Company Americas as Syndication Agent, and J.P. Morgan Securities LLC and Deutsche Bank Trust Company Americas as Joint Lead Arrangers and Joint Bookrunners, dated April 30, 2013.

10.3

Amended and Restated Credit Agreement by and among Dex Media, Inc., Dex Media Holdings, Inc., Dex Media West, Inc. as Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent, Deutsche Bank Trust Company Americas as Syndication Agent, and J.P. Morgan Securities LLC and Deutsche Bank Trust Company Americas as Joint Lead Arrangers and Joint Bookrunners, dated April 30, 2013.

10.4

Amended and Restated Credit Agreement by and among Dex Media, Inc., SuperMedia Inc. as Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent, dated April 30, 2013.

10.5	First Supplemental Indenture by and among Dex One Corporation, Newdex, Inc. and The Bank of New York Mellon, dated April 30, 2013.
10.6

Amended and Restated Shared Services Agreement, by and among Dex One Service, Inc., R.H. Donnelley Inc., Dex Media Service LLC, Dex Media Holdings, Inc., Dex Media East, Inc., Dex Media West, Inc., Dex One Digital, Inc., R.H. Donnelley Corporation, SuperMedia Inc., SuperMedia LLC, SuperMedia Sales Inc., SuperMedia Services Inc. and SuperMedia UK, Ltd., dated April 30, 2013.

10.7

Amended and Restated Tax Sharing Agreement by and among Dex Media, Inc., Dex Media Holdings, Inc., Dex Media East, Inc., Dex Media West, Inc., Dex One Service, Inc., R.H. Donnelley Corporation, R.H. Donnelley Inc., R.H. Donnelley APIL, Inc. and Dex One Digital, Inc., dated April 30, 2013.

10.8	SuperMedia - Dex Tax Sharing Agreement, by and among SuperMedia, Inc., SuperMedia Services Inc., Dex Media, Inc. and Dex One Service, Inc., dated April 30, 2013.
10.9	Form of Indemnification Agreement.
99.1	Prepackaged Plan of Dex One Corporation, et al.

*                                         A copy of any omitted schedules will be provided to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dex Media, Inc.

	By:	/s/ Cody Wilbanks
		Name:	Cody Wilbanks
		Title:	Executive Vice President,
General Counsel and Secretary

Date: May 3, 2013

EXHIBIT INDEX

Exhibit No.	Description
2.1

Amended and Restated Plan of Merger by and among SuperMedia, Inc., Dex One Corporation, Newdex, Inc., and Spruce Acquisition Sub, Inc., dated December 5, 2012* (incorporated by reference to the registrant’s Current Report on Form 8-K, filed on December 6, 2012).

3.1	Amended and Restated Certificate of Incorporation of Dex Media, Inc.
3.2	Amended and Restated Bylaws of Dex Media, Inc.
10.1

Fourth Amended and Restated Credit Agreement by and among Dex Media, Inc., R.H. Donnelley Inc. as Borrower, the lenders party thereto, Deutsche Bank Trust Company Americas as Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A. as Syndication Agent, Deutsche Bank Trust Company Americas as Syndication Agent and Deutsche Bank Securities Inc and J.P. Morgan Securities LLC as Joint Lead Arrangers and Joint Bookrunners, dated April 30, 2013.

10.2

Amended and Restated Credit Agreement by and among Dex Media, Inc., Dex Media Holdings, Inc., Dex Media East, Inc. as Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent, Deutsche Bank Trust Company Americas as Syndication Agent, and J.P. Morgan Securities LLC and Deutsche Bank Trust Company Americas as Joint Lead Arrangers and Joint Bookrunners, dated April 30, 2013.

10.3

Amended and Restated Credit Agreement by and among Dex Media, Inc., Dex Media Holdings, Inc., Dex Media West, Inc. as Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent, Deutsche Bank Trust Company Americas as Syndication Agent, and J.P. Morgan Securities LLC and Deutsche Bank Trust Company Americas as Joint Lead Arrangers and Joint Bookrunners, dated April 30, 2013.

10.4

Amended and Restated Credit Agreement by and among Dex Media, Inc., SuperMedia Inc. as Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent, dated April 30, 2013.

10.5	First Supplemental Indenture by and among Dex One Corporation, Newdex, Inc. and The Bank of New York Mellon, dated April 30, 2013.
10.6

Amended and Restated Shared Services Agreement, by and among Dex One Service, Inc., R.H. Donnelley Inc., Dex Media Service LLC, Dex Media Holdings, Inc., Dex Media East, Inc., Dex Media West, Inc., Dex One Digital, Inc., R.H. Donnelley Corporation, SuperMedia Inc., SuperMedia LLC, SuperMedia Sales Inc., SuperMedia Services Inc. and SuperMedia UK, Ltd., dated April 30, 2013.

10.7

Amended and Restated Tax Sharing Agreement by and among Dex Media, Inc., Dex Media Holdings, Inc., Dex Media East, Inc., Dex Media West, Inc., Dex One Service, Inc., R.H. Donnelley Corporation, R.H. Donnelley Inc., R.H. Donnelley APIL, Inc. and Dex One Digital, Inc., dated April 30, 2013.

10.8	SuperMedia - Dex Tax Sharing Agreement, by and among SuperMedia, Inc., SuperMedia Services Inc., Dex Media, Inc. and Dex One Service, Inc., dated April 30, 2013.
10.9	Form of Indemnification Agreement.
99.1	Prepackaged Plan of Dex One Corporation, et al.

*                                         A copy of any omitted schedules will be provided to the SEC upon request.